Form of Trust Agreement

AMENDED AND RESTATED TRUST AGREEMENT

among

THORNBURG MORTGAGE SECURITIES CORPORATION,
as Depositor,

[     ],
as Owner Trustee

and

[     ],
as Securities Administrator

Dated [     ]

THORNBURG MORTGAGE SECURITIES TRUST [     ]
MORTGAGE-BACKED NOTES, SERIES [     ]

i

ii

EXHIBITS:

Exhibit A	Form of Ownership Certificates
Exhibit B	Form of Certificate of Trust
Exhibit C-1	Form of Rule 144A Investment Letter
Exhibit C-2	Form of Accredited Investor Investment Letter
Exhibit D	Owner Trustee Fee Letter Agreement
Exhibit E	Transaction Parties

iii

This AMENDED AND RESTATED TRUST AGREEMENT dated [     ], is by and among THORNBURG MORTGAGE SECURITIES CORPORATION., a Delaware corporation (the “Depositor”), [     ], [Insert description], as owner trustee (the “Owner Trustee”) and [     ], [Insert description] (the “Securities Administrator”).

WHEREAS, on [     ] the Depositor formed Thornburg Mortgage Securities Trust [     ], as a Delaware statutory trust (the “Trust”) pursuant to (i) the Trust Agreement, dated as of [     ] (the “Original Trust Agreement”), by and between the Depositor and the Owner Trustee and (ii) a Certificate of Trust filed with the Secretary of State of the State of Delaware on [     ]; and

WHEREAS, the parties to this Agreement desire to amend and restate the Original Trust Agreement in its entirety, and, as evidenced by their signatures hereto, the parties to this Agreement consent to and the Original Trust Agreement is hereby amended, restated and replaced in its entirety as of the date first written above by this Agreement; and

WHEREAS, on the Closing Date pursuant to the Sale and Servicing Agreement dated as of [     ], Depositor intends to sell, transfer and assign to the Trust certain Collateral, including Mortgage Loans and related assets, which Collateral the statutory trust intends to pledge under the Indenture in order to secure the issuance of the Thornburg Mortgage Securities Trust [     ] Mortgage-Backed Notes, Series [     ] (the “Notes”), the net proceeds of which would be applied toward the purchase of the Collateral; and

WHEREAS, the Trust intends to issue its Ownership Certificates to the Depositor, as additional consideration for the Collateral and the Depositor intends to transfer the Ownership Certificates to[     ] under the terms of the Purchase Agreement between the Depositor and [     ], dated [     ]; and

WHEREAS, the Initial Holder intends to buy the Ownership Certificates; and

WHEREAS, the Depositor, the Owner Trustee and the Securities Administrator desire to enter into this Agreement in order to effect the foregoing.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below.

Actual Knowledge: With respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee responsible for administering the Trust hereunder, or under the Operative Agreements, who has actual knowledge of an action taken or an action not taken with regard to the Trust. Actions taken or actions not taken of which the Owner Trustee should have had knowledge, or has constructive knowledge, do not meet the definition of Actual Knowledge hereunder. With respect to the Securities Administrator, any Responsible Officer of the Securities Administrator who has actual knowledge of an action taken or an action not taken with regard to the Trust.

Agreement or Trust Agreement: This Amended and Restated Trust Agreement and any amendments or modifications hereof.

Authorized Officer: With respect to the Trust, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee and the Securities Administrator on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President, Assistant Vice President, Trust Officer, or more senior officer of the Securities Administrator who is authorized to act for the Securities Administrator in matters relating to the Trust and to be acted upon by the Securities Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Securities Administrator to the Indenture Trustee and the Owner Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Bank: [     ], in its individual capacity and not as Owner Trustee under this Agreement.

Certificate Distribution Account: The certificate distribution account maintained by or on behalf of the Securities Administrator for the benefit of the Trust and the Certificateholders pursuant to Section 4.01.

Certificate of Trust: The Certificate of Trust duly executed and filed by the Owner Trustee on [     ] for the Trust pursuant to Section 3810(a) of the Delaware Trust Statute in the form of Exhibit B hereto.

Certificate Paying Agent: Initially, the Securities Administrator, in its capacity as Certificate Paying Agent, or any successor to the Securities Administrator in such capacity.

Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of the Ownership Certificates and of transfers and exchanges of such Ownership Certificates.

Certificate Registrar: Initially, the Securities Administrator, in its capacity as Certificate Registrar, or any successor to the Securities Administrator in such capacity.

Certificateholder or Holder: The Person in whose name an Ownership Certificate is registered in the Certificate Register, except that, any Ownership Certificate registered in the name of the Owner Trustee, the Securities Administrator, the Indenture Trustee or any Affiliate of any of the foregoing of which the Certificate Registrar has actual acknowledge shall be deemed not to be outstanding and any such Person shall not be considered a Certificateholder or Holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or this Agreement.

Collateral: As defined in the Indenture.

Corporate Trust Office: With respect to (i) the Owner Trustee, the principal corporate trust office of the Owner Trustee located at [     ], or at such other address in the State of Delaware as the Owner Trustee may designate by notice to the Securities Administrator, the Indenture Trustee and the Certificateholders, or the principal corporate trust office of any successor Owner Trustee (the address (which shall be in the State of Delaware) of which the successor owner trustee will notify the Securities Administrator, the Indenture Trustee and the Certificateholders); (ii) the Securities Administrator, the principal corporate trust office of the Securities Administrator at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof for purposes of transfers and exchanges and for presentment and surrender of the Ownership Certificates and for payment thereof is located at [     ], Attention: Client Manager (Thornburg Mortgage Securities Trust [     ]), and for all other purposes is located at [     ], Attention: Corporate Trust Group (Thornburg Mortgage Securities Trust [     ]) (or for overnight deliveries, at [     ], Attention: Client Manager (Thornburg Mortgage Securities Trust [     ])) or such other address or addresses that the Securities Administrator may designate from time to time by notice to the Owner Trustee, Indenture Trustee and the Certificateholders; and (iii) the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at the Corporate Trust Office of the Securities Administrator, or at such other address as the Certificate Registrar may designate from time to time by notice to the Certificateholders and the Owner Trustee, or the principal corporate trust office of any successor Certificate Registrar at the address designated by such successor Certificate Registrar by notice to the Certificateholders and the Owner Trustee.

Delaware Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. Section 3801 et seq., as the same may be amended from time to time.

Depositor: Thornburg Mortgage Securities Corporation, a Delaware corporation.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Indenture: The indenture dated as of [     ], among the Issuer, the Indenture Trustee and the Securities Administrator, as such may be amended or supplemented from time to time.

Indenture Trustee: [     ], not in its individual capacity but solely as Indenture Trustee, or any successor in interest.

Initial Holder: [Thornburg Mortgage, Inc.]

Liabilities: The meaning specified in Section 7.02.

Master Servicer: [     ], or any successor in interest, as master servicer under the Sale and Servicing Agreement.

Net Proceeds from the Notes: The proceeds received by the Trust from time to time from the issuance and sale of its Notes, less the costs and expenses incurred in connection with the issuance and sale of such Notes.

Non-U.S. Person: Any person other than a “United States person” as defined in Section 7701(a)(30) of the Code.

Noteholders: The holders from time to time of the Notes.

Notes: As defined in the third WHEREAS clause of this Agreement.

Officer: Those officers of the Trust referred to in Article XI.

Opinion of Counsel: One or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement, be employees of or counsel to the Depositor and who shall be satisfactory to the Owner Trustee and the Securities Administrator, which opinion shall be addressed to the Owner Trustee and the Securities Administrator.

Original Trust Agreement: The Trust Agreement, dated as of [     ], between the Depositor and the Owner Trustee.

Ownership Certificates: One or more certificates representing an undivided beneficial ownership interest in the Trust in substantially the form annexed hereto as Exhibit A.

Owner Trustee: [     ], [Insert description], and any successor in interest, not in its individual capacity, but solely as owner trustee under this Agreement.

Privately Offered Notes: The Class [     ] Notes and the Subordinate Notes.

Proposer: The Certificateholder making a written request pursuant to Section 5.07.

Prospective Holder: Each prospective purchaser and any subsequent transferee of Ownership Certificates.

Responsible Officer: With respect to (i) the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of, and familiarity with, the particular subject; and (ii) the Securities Administrator, any officer within the Corporate Trust Office of the Securities Administrator with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of, and familiarity with, the particular subject.

Sale and Servicing Agreement: The Sale and Servicing Agreement dated as of [   ], by and among the Trust, as Issuer, Thornburg Mortgage Securities Corporation, as Depositor, [   ], as Seller, [   ], as initial seller, [   ], as Master Servicer and Securities Administrator, and [     ], as Indenture Trustee, as such may be amended or supplemented from time to time.

Secretary of State: The Secretary of State of the State of Delaware.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: [     ], or any successor in interest as securities administrator under the Sale and Servicing Agreement.

Seller: [     ]

Trust: The trust established pursuant to the Original Trust Agreement and the Certificate of Trust which shall carry on its business operations under the name of “Thornburg Mortgage Securities Trust [     ].”

Section 1.02. Other Definitional Provisions.

(a) Capitalized terms used herein and not defined herein shall have the same meanings assigned to them in the Sale and Servicing Agreement or in the Indenture, as applicable.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II
ORGANIZATION

Section 2.01. Name. The trust established under the Original Trust Agreement and the Certificate of Trust and continued hereunder shall be referred to as “Thornburg Mortgage Securities Trust [     ]” in which name the Owner Trustee and the Officers may conduct the activities contemplated hereby, including the making and executing of contracts, agreements and other instruments on behalf of the Trust and sue and be sued and, except as limited herein, exercise all of the powers that a Delaware statutory trust may exercise under the Delaware Trust Statute.

Section 2.02. Office. The principal office of the Trust shall be in care of the Owner Trustee, at its Corporate Trust Office. The Trust shall also have an office in care of the Securities Administrator at its Corporate Trust Office.

Section 2.03. Purpose and Powers. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in any of the following activities:

(a) to issue one or more Classes of Notes pursuant to the Indenture and one or more Ownership Certificates pursuant to this Agreement and to sell, transfer and exchange such Notes and such Ownership Certificates;

(b) to acquire the Collateral from the Depositor;

(c) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Collateral released from the lien of, and remitted to the Trust pursuant to, the Indenture;

(d) to enter into and perform its obligations, or exercise its rights under, the Operative Agreements (as defined in the Sale and Servicing Agreement), including the Yield Maintenance Agreement, the Auction Swap Agreement and Servicing Agreements to which it is to be a party or an assignee of the rights thereunder;

(e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(f) subject to compliance with the Operative Agreements, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions and payments to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Operative Agreements.

Section 2.04. Appointment of the Owner Trustee. The Depositor hereby appoints the Bank to act as owner trustee (the “Owner Trustee”) of the Trust effective as of the date hereof to have all the rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust.

The Owner Trustee is hereby authorized to execute this Agreement, the Indenture, the Administration Agreement, the Sale and Servicing Agreement and any other Operative Agreement on behalf of the Trust. The Owner Trustee is hereby authorized to take all actions required or permitted to be taken by it in accordance with the terms of this Agreement.

Section 2.05. Initial Capital Contribution; Declaration of Trust.

(a) The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $10. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the Closing Date, of the foregoing contribution which shall constitute the initial corpus of the Trust Estate and shall be deposited in the Certificate Distribution Account.

(b) The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Operative Agreements. It is the intention of the parties hereto that the Trust constitutes a statutory trust under the Delaware Trust Statute and that this Agreement constitutes the governing instrument of such statutory trust. The execution and filing of the Certificate of Trust with the Secretary of State by the Owner Trustee is hereby ratified and approved. Except as otherwise provided in this Agreement, the rights of the Certificateholders will be those of beneficial owners of the Trust.

Section 2.06. Initial Beneficiary. Upon the formation of the Trust by the initial contribution by the Depositor and the filing of the Certificate of Trust pursuant to Section 2.05 and until the issuance of the Ownership Certificates, the Depositor shall be the sole beneficiary of the Trust.

Section 2.07. Liability of the Holders of the Ownership Certificates. To the fullest extent permitted by applicable law, no Certificateholder shall have any personal liability for any liability or obligation of the Trust or, except as otherwise provided herein, to the Owner Trustee.

Section 2.08. Situs of Trust. The Trust will be located in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the States of Delaware, New York or the jurisdiction where the Securities Administrator maintains bank accounts with respect to collections on the Collateral. The only offices of the Trust will be as described in Section 2.02 hereof. The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, New York or the jurisdiction in which the Securities Administrator maintains the Certificate Distribution Account, and payments will be made by the Trust only from the Trust Accounts or from Delaware, New York or the jurisdiction in which the Securities Administrator maintains the Certificate Distribution Account.

Section 2.09. Title to Trust Property.

(a) Subject to the Indenture, title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity until this Agreement terminates pursuant to Article VIII hereof; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustee of the Trust, then title to that part of the Trust Estate shall be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article IX of this Agreement.

(b) The Certificateholders shall have no legal title to any part of the Trust Estate. No transfer by operation of law or otherwise of any interest of the Certificateholders shall operate to terminate this Agreement or the trusts created hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Trust Estate.

Section 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee and the Securities Administrator as of the date of this Agreement and as of the Closing Date, as follows:

(a) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and had at all relevant times, and now has, power, authority and the legal right to acquire and own the Mortgage Loans.

(b) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c) The Depositor has the power and authority to execute and deliver any Operative Agreement to which it is a party and to carry out its terms; the Depositor has full power and authority to sell and assign the Collateral to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement or any other Operative Agreement to which it is a party has been duly authorized by the Depositor by all necessary corporate action and, assuming the due authorization, execution and delivery of each such agreement by the other parties thereto, each such agreement constitutes a valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles.

(d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Operative Agreements); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(e) There are no proceedings or investigations, pending or, to the best knowledge of the Depositor, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement or any other Operative Agreement to which the Depositor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Operative Agreement to which the Depositor is a party or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Operative Agreement to which the Depositor is a party.

(f) The Depositor has not failed to obtain any consent, approval, authorization, or order of, and has not failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Depositor, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially and adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Depositor. No consent or approval of any other person or entity is necessary for the Depositor to perform its obligations hereunder or, if any such consent or approval is necessary, such consent or approval has previously been obtained.

(g) The representations and warranties of the Depositor made pursuant to the Sale and Servicing Agreement are true and correct.

(h) This Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 2.11. Tax Treatment. It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Trust shall not be treated as (i) an association subject separately to taxation as a corporation, (ii) a “publicly traded partnership” as defined in Treasury Regulation Section 1.7704-1 promulgated under the Code or (iii) a “taxable mortgage pool” as defined in Section 7701(i) of the Code. It is also the intention of the parties hereto that (i) the Notes (other than the Privately Offered Notes) qualify under applicable tax laws as indebtedness secured by the Collateral and (ii) the Trust formed hereby shall be disregarded as an entity separate from the sole Holder of the Ownership Certificates and the Privately Offered Notes unless and until the date when either (a) there is more than one Holder of the Ownership Certificates and the Privately Offered Notes or (b) any class of Notes (other than the Privately Offered Notes) is recharacterized as an equity interest in the Trust for federal income tax purposes and is owned by a Person other than the holder of the Ownership Certificates and the Privately Offered Notes, in which case upon receipt of written notification or actual knowledge that such an event has occurred, the Securities Administrator shall comply with its obligations under Section 4.04. In such event, the Trust is intended to be classified as a partnership for federal income tax purposes. The Depositor, the Owner Trustee, the Securities Administrator and each Holder of an Ownership Certificate agree to treat the transactions contemplated hereby in accordance with the above stated intentions unless and until determined to the contrary by an applicable taxing authority, and the provisions of this Agreement shall be interpreted to further the above stated intentions.

Section 2.12. Investment Company. Neither the Depositor nor any Holder of any Ownership Certificates shall take any action which would cause the Trust to become an “investment company” which would be required to register under the Investment Company Act of 1940, as amended.

ARTICLE III
THE OWNERSHIP CERTIFICATES AND TRANSFERS OF INTERESTS

Section 3.01. The Ownership Certificates. Initially, there shall be a single Ownership Certificate in definitive, fully registered form representing a 100% Percentage Interest which shall initially be registered in the name of the Initial Holder. No Ownership Certificates shall be issued in authorized denominations of less than 10% Percentage Interest and multiples of 1% in excess thereof. The Ownership Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Owner Trustee and authenticated in the manner provided in Section 3.02. Any Ownership Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Ownership Certificates or did not hold such offices at the date of authentication and delivery of such Ownership Certificates. A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such Person’s acceptance of any Ownership Certificates duly registered in such Person’s name pursuant to Section 3.03.

Section 3.02. Execution, Authentication and Delivery of the Ownership Certificates. Concurrently with the sale of the Collateral to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Ownership Certificates issued hereunder to be executed and authenticated on behalf of the Trust and delivered to the Initial Holder as assignee of the Depositor.

The Ownership Certificates shall not entitle the Holders to any benefits under this Agreement or be valid for any purpose unless there shall appear on such Ownership Certificates a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed by the Certificate Registrar, as the Owner Trustee’s authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Ownership Certificates shall have been duly authenticated and delivered hereunder. An Ownership Certificate shall be dated the date of its authentication.

Section 3.03. Registration of and Limitations on Transfers and Exchanges of the Ownership Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.07, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Ownership Certificates and of transfers and exchanges of the Ownership Certificates as herein provided; provided, however, that no Ownership Certificate shall be issued in any such transfer and exchange representing less than a 10% Percentage Interest in the Ownership Certificates. The Securities Administrator shall be the initial Certificate Registrar. If the Certificate Registrar resigns or is removed, the Owner Trustee, with the consent of the Depositor, shall appoint a successor Certificate Registrar.

Subject to satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Ownership Certificates at the office or agency maintained pursuant to Section 3.07, the Owner Trustee shall execute, authenticate and deliver (or cause the Certificate Registrar as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Ownership Certificates evidencing in aggregate the Percentage Interest of the Ownership Certificates so surrendered and dated the date of authentication by the Owner Trustee or the Certificate Registrar. At the option of the Holder, Ownership Certificates may be exchanged for other Ownership Certificates evidencing in the aggregate the Percentage Interest of the Ownership Certificate to be surrendered in such an exchange at the office or agency maintained pursuant to Section 3.07.

Every Ownership Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing. Each Ownership Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of the Ownership Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Ownership Certificates or any other expense arising as a result of any registration of transfer or exchange.

The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register transfer or exchanges of any Ownership Certificates for a period of 15 days preceding the due date for any payment with respect to the Ownership Certificates.

No transfer of any Ownership Certificates shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. Except in the case of the initial transfer to the Initial Holder, in the event of any such transfer, the Certificate Registrar or the Depositor shall prior to such transfer require the transferee to execute (i) an investment letter (in the form attached hereto as Exhibit C-1) certifying to the Trust, the Owner Trustee, the Securities Administrator, the Certificate Registrar and the Depositor that such transferee is a “qualified institutional buyer” under Rule 144A under the Securities Act or (ii) an investment letter (in the form attached hereto as Exhibit C-2) certifying to the Trust, the Owner Trustee, the Securities Administrator, the Certificate Registrar and the Depositor that such transferee is an “accredited investor” (as defined in Rule 501(a)(1) (2), (3) or (7) of the Securities Act), and any expense associated with the preparation and execution of any such investment letter shall not be an expense of the Trust, the Owner Trustee, the Securities Administrator, the Certificate Registrar or the Depositor. A Holder of an Ownership Certificate desiring to effect the transfer of any Ownership Certificates shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Securities Administrator, the Certificate Registrar and the Depositor against any and all liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

The Initial Holder will be (i) the initial Certificateholder of a 100% Percentage Interest in the Ownership Certificates and (ii) the initial Note Owner of a 100% Percentage Interest in each of the Privately Offered Notes. The Initial Holder (or any other Certificateholder or Note Owner of the Privately Offered Notes) is hereby prohibited from transferring any beneficial ownership interest in the Ownership Certificate or any Privately Offered Notes, except as provided in this Section 3.03 and Sections 2.03 and 2.04 of the Indenture.

No sale, transfer, pledge or other disposition of any beneficial ownership interest in the Ownership Certificates may be effectuated, and the Certificate Registrar shall refuse to register any such sale, transfer, pledge or other disposition except if (a) the transferee delivers to the Owner Trustee, the Indenture Trustee and the Certificate Registrar an Opinion of Counsel (which shall not be an expense of the Owner Trustee, the Indenture Trustee or the Certificate Registrar) that the sale, transfer or other disposition of the Ownership Certificates will not result in the Trust becoming subject to tax for federal income tax purposes or (b) such sale, transfer, pledge or other disposition is in conjunction with a simultaneous sale or transfer of an equal Percentage Interest in all classes of the Privately Offered Notes then Outstanding (as defined in the Indenture). In connection with any transfer of all or a portion of the Ownership Certificates pursuant to clause (b) of the immediately preceding sentence, the transferee shall certify to the Certificate Registrar, the Owner Trustee and the Indenture Trustee in an investment letter substantially in the form attached hereto as Exhibit C-1 or Exhibit C-2, as applicable, that such transfer has been made in accordance with clause (b) and shall agree to indemnify the Trust, the Owner Trustee, the Securities Administrator, the Certificate Registrar and the Depositor against any liability that may result if the transfer was made in contravention of clause (b).

Except in the case of the initial transfer to the Initial Holder, no transfer of any Ownership Certificates shall be made unless the Certificate Registrar shall have received a representation letter (substantially in the form attached hereto as Exhibit C-1 or Exhibit C-2, as applicable) from the proposed transferee of such Ownership Certificates to the effect that such proposed transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA, or Section 4975 of the Code, or any substantially similar applicable law, or a Person acting on behalf of or using the assets of any such plan, which representation letter shall not be an expense of the Trust, the Owner Trustee, the Securities Administrator, the Certificate Registrar or the Depositor.

The Trust shall cause each Ownership Certificate to contain a legend, substantially in the form of the applicable legends provided in Exhibit A hereto, stating that transfer of such Ownership Certificate is subject to certain restrictions and referring prospective purchasers of the Ownership Certificates to this Section 3.03 with respect to such restrictions.

Notwithstanding anything to the contrary herein, no transfer, pledge or encumbrance of any Ownership Certificates shall be made to any Person unless the Owner Trustee and the Certificate Registrar have received an Opinion of Counsel (which shall not be an expense of the Owner Trustee or the Certificate Registrar) to the effect that such transfer, pledge or encumbrance would not have any adverse effect of the status of the Notes (other than the Privately Offered Notes) as debt for federal income tax purposes and would not result in the Trust’s becoming taxable for federal income tax purposes.

If any purported transferee shall become a Holder in violation of the provisions of this Section, then upon receipt of written notice to the Certificate Registrar and the Certificate Paying Agent that the registration of transfer of the Ownership Certificates to such Holder was not in fact permitted by this Section, then the transfer to that Holder shall be void ab initio and the last preceding Holder that was and that continues to be an eligible Holder in accordance with the provisions of this Section shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Ownership Certificates. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of any Ownership Certificates that is in fact not permitted by this Section, for making any payment due on such Ownership Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the Opinion of Counsel described in the immediately preceding paragraph.

Section 3.04. Lost, Stolen, Mutilated or Destroyed Ownership Certificates. If (a) any mutilated Ownership Certificates are surrendered to the Certificate Registrar, or (b) the Certificate Registrar receives evidence to its satisfaction that any Ownership Certificates have been destroyed, lost or stolen, and there is delivered to the Certificate Registrar proof of ownership satisfactory to the Certificate Registrar, together with such security or indemnity as required by the Certificate Registrar and the Owner Trustee to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Ownership Certificates have been acquired by a protected purchaser, the Owner Trustee shall execute on behalf of the Trust, and the Owner Trustee or the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Ownership Certificates, new Ownership Certificates of like tenor and Percentage Interest. In connection with the issuance of any new Ownership Certificates under this Section 3.04, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any expenses of the Owner Trustee or the Certificate Registrar (including any fees and expenses of counsel) and any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Ownership Certificates issued pursuant to this Section 3.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Ownership Certificates shall be found at any time.

Section 3.05. Persons Deemed Certificateholders. Prior to due presentation of any Ownership Certificates for registration of transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Holder as the owner of such Ownership Certificates for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

Section 3.06. Access to List of Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Depositor, the Certificate Paying Agent or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor, the Certificate Paying Agent or the Owner Trustee, in such form as the Depositor, the Certificate Paying Agent or the Owner Trustee, as the case may be, may reasonably require, of the names and addresses of the Holders as of the most recent Record Date. A Holder, by receiving and holding any Ownership Certificates, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Certificate Registrar, the Certificate Paying Agent or the Owner Trustee accountable or liable for damages by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.07. Maintenance of Office or Agency. The Certificate Registrar on behalf of the Trust, shall maintain an office or offices or agency or agencies where any Ownership Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Ownership Certificates and the Operative Agreements may be served. The Certificate Registrar shall give the Owner Trustee prompt notice, in writing, of any such notice or demand. The Certificate Registrar initially designates the Corporate Trust Office of the Securities Administrator located at [     ] as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Depositor, the Owner Trustee, the Certificate Paying Agent and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 3.08. Certificate Paying Agent.

(a) The Owner Trustee may appoint, and hereby appoints, the Securities Administrator as Certificate Paying Agent under this Agreement. The Certificate Paying Agent shall make distributions to the Holders from the Certificate Distribution Account pursuant to Section 4.02 hereof and Section 4.05 of the Sale and Servicing Agreement and, upon request, shall report the amounts of such distributions to the Owner Trustee. The Certificate Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Securities Administrator hereby accepts such appointment and further agrees that it will be bound by the provisions of this Agreement and the Sale and Servicing Agreement relating to the Certificate Paying Agent and shall:

(i) hold all sums held by it for the payment of amounts due with respect to the Ownership Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii) give the Owner Trustee notice of any default by the Trust of which a Responsible Officer of the Securities Administrator has actual knowledge in the making of any payment required to be made with respect to the Ownership Certificates;

(iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Certificate Paying Agent;

(iv) immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of Ownership Certificates if at any time it ceases to meet the standards under this Section 3.08 required to be met by the Certificate Paying Agent at the time of its appointment;

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on the Ownership Certificates of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi) not institute bankruptcy proceedings against the Trust in connection with this Agreement.

(b) In the event that the Securities Administrator shall no longer be the Certificate Paying Agent hereunder, the Owner Trustee, with the consent of the Depositor, shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Certificate Paying Agent, such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 5.03, 5.04, 6.01, 6.05, 6.07, 6.08, 7.01 and 7.02 shall apply to the Securities Administrator, as though it had been named in such sections, also in its roles as Certificate Paying Agent and as Certificate Registrar for so long as the Securities Administrator shall act as Certificate Paying Agent and as Certificate Registrar and, to the extent applicable, to any other Certificate Paying Agent or Certificate Registrar appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything herein to the contrary, if the Securities Administrator resigns or is removed as Securities Administrator and such Securities Administrator is the same entity as the Certificate Registrar and the Certificate Paying Agent, the Certificate Registrar and the Certificate Paying Agent shall resign and the Owner Trustee, at the written direction of the Depositor, shall appoint a successor Certificate Registrar and Certificate Paying Agent.

Section 3.09. Derivative Transactions. The Trust is authorized, at the direction and the expense of the Certificateholders, to enter into (or cause the Securities Administrator to enter into on its behalf) (and to pledge to the Indenture Trustee under the Indenture) such derivative transactions for the benefit of any Noteholders as may be deemed desirable by the Certificateholders, so long as (i) as evidenced by an Opinion of Counsel addressed to the Indenture Trustee and the Trust (at the expense of the Certificateholders), the inclusion of such derivative in the Trust Estate will not be inconsistent with the ERISA provisions contained herein or in the Operative Agreements, (ii) as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Trust (at the expense of the Certificateholders), such derivative transaction will not adversely affect the tax aspects of the Notes and (iii) each Rating Agency shall have confirmed in writing that the inclusion of such derivative would not result in a downgrade of its then current rating of any Class of Notes. Notwithstanding the foregoing, such Opinions of Counsel shall not be required with respect to the Yield Maintenance Agreements, any successor Yield Maintenance Agreements, the Auction Swap Agreement or any successor Auction Swap Agreement.

ARTICLE IV
APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 4.01. Certificate Distribution Account. (a) The Securities Administrator shall establish and maintain on behalf of the Trust and the Certificateholder, the Certificate Distribution Account.

(a) The Certificate Distribution Account shall be an Eligible Account. If the Certificate Distribution Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Certificate Distribution Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Certificate Distribution Account into such new Certificate Distribution Account. The funds in the Certificate Distribution Account shall remain uninvested.

(b) The Certificate Paying Agent shall withdraw funds from the Certificate Distribution Account for payments to the Certificateholders in the manner specified in this Agreement. In addition, the Securities Administrator may prior to making the payment required pursuant to Section 4.02 from time to time make withdrawals from the Certificate Distribution Account for the following purposes:

(i) to withdraw funds deposited in error in the Certificate Distribution Account; and

(ii) to clear and terminate the Certificate Distribution Account upon the termination of the Trust.

(c) All of the right, title and interest of the Trust in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof shall be held for the benefit of the Holders and such other persons entitled to payments therefrom. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Securities Administrator for the benefit of the Certificateholders.

Section 4.02. Application of Trust Funds.

(a) The Owner Trustee hereby directs the Certificate Paying Agent to distribute on each Payment Date to the Holders amounts on deposit in the Certificate Distribution Account and the Certificate Paying Agent hereby acknowledges such direction. All distributions of amounts due on or in respect of the Ownership Certificates shall be made to the Certificateholders, pro rata, based upon their Percentage Interests in the Ownership Certificates.

(b) All payments to be made under this Agreement by the Certificate Paying Agent shall be made only from the income and proceeds of the Trust Estate and only to the extent that the Certificate Paying Agent has received such income or proceeds. The Certificate Paying Agent shall not be liable to any Holder, the Indenture Trustee or the Owner Trustee for any amounts payable pursuant to this Section 4.02 except to the extent that non-payment is due to the Certificate Paying Agent’s acts or omissions amounting to willful misconduct or gross negligence.

(c) In the event that any withholding tax is imposed on the distributions (or allocations of income) to the Certificateholders, such tax shall reduce the amount otherwise distributable to the Certificateholders in accordance with this Section 4.02. The Certificate Paying Agent, if instructed by the Securities Administrator, is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds (as determined by the Securities Administrator) for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Certificate Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent may in its own discretion withhold such amounts in accordance with this paragraph (c). In the event that the Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such a claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

(d) Distributions to the Holders shall be subordinated to the creditors of the Trust, including, without limitation, the Noteholders and the Owner Trustee.

Section 4.03. Method of Payment. Subject to Section 8.01(c), distributions required to be made to the Holders on any Payment Date as provided in Section 4.02 shall be made to each Person who was a Holder on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register.

Section 4.04. Tax Returns. The Securities Administrator shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis using the accrual method of accounting, (b) deliver (or cause to be delivered) to each Holder as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable each Holder to prepare its federal and state income tax returns, (c) prepare and file or cause to be prepared and filed such tax returns relating to the Trust as may be required by the Code and applicable Treasury Regulations (making such elections as may from time to time be required or appropriate under any applicable state or federal statutes, rules or regulations) and (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 4.02 of this Agreement with respect to income or distributions to Holders and prepare or cause to be prepared the appropriate forms relating thereto; provided, however, that the Securities Administrator shall not be required to compute the Trust’s gross income and provided, further, that the Securities Administrator shall not be required to prepare and file partnership or corporation income tax returns on behalf of the Trust (or any additional tax work caused by Section 3.09) unless it receives an Opinion of Counsel (which shall not be at the Securities Administrator’s expense, but shall be an expense of the Trust or other party requesting such opinion) as to the necessity of such filings, and reimbursement for related reasonable expenses from the Trust not to exceed $10,000 per year. The Owner Trustee, where required by applicable tax law to do so, shall sign all tax and information returns prepared or caused to be prepared by the Securities Administrator pursuant to this Section 4.04 at the written request of the Securities Administrator, and in doing so shall rely entirely upon, and shall have no liability for information or calculations provided by, the Securities Administrator, or any other Person. In no event shall the Securities Administrator be liable for any errors or omissions in preparing or filing the tax returns or errors or omissions in maintaining the books of the Trust if such errors or omissions were due to errors or omissions in the information contained in the reports delivered by the Servicers to the Master Servicer pursuant to the underlying Servicing Agreements. Anything to the contrary notwithstanding, in no event shall the Securities Administrator be liable for any errors or omissions in the preparing or filing of any tax returns or in maintaining the books of the Trust unless such error or omissions are due to the Securities Administrator’s negligence or willful misconduct in so preparing, filing or maintaining.

Section 4.05. Segregation of Moneys; No Interest. Moneys received by or on behalf of the Owner Trustee hereunder and deposited into the Certificate Distribution Account will be segregated except to the extent required otherwise by law or the provisions of the Sale and Servicing Agreement. Amounts on deposit in the Certificate Distribution Account shall not be invested. The Securities Administrator shall not be liable for payment of any interest in respect of such moneys.

ARTICLE V
AUTHORITY AND DUTIES OF THE OWNER TRUSTEE;
ACTION BY CERTIFICATEHOLDERS

Section 5.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Notes, the Ownership Certificates, and the other Operative Agreements, including each Yield Maintenance Agreement, to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Operative Agreements to which the Trust is to be a party and any amendment or other agreement or instrument described herein, as evidenced conclusively by the Owner Trustee’s execution thereof, and, on behalf of the Trust, to direct the Securities Administrator to authenticate the Notes. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Operative Agreements.

Section 5.02. General Duties.

(a) It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Operative Agreements to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Operative Agreements and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Operative Agreements to the extent the Securities Administrator or the Depositor has agreed in the Administration Agreement, the Sale and Servicing Agreement or this Agreement, respectively, to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any Operative Agreement, and the Owner Trustee shall not be held liable for the default or failure of the Securities Administrator or the Depositor to carry out its obligations under the Administration Agreement, this Agreement, the Sale and Servicing Agreement, or any other Operative Agreement, respectively; and

(b) [Reserved].

(c) Notwithstanding any provision in the Operative Agreements to the contrary, the Owner Trustee shall have no obligation to perform any duty, obligation, covenant, or agreement of the Trust except as expressly set forth in this Section 5.02(c)(i) through (vi). The Owner Trustee shall take the following administrative actions on behalf of the Trust:

(i) the delivery of the Opinions of Counsel as to Collateral (Section 3.06 of the Indenture);

(ii) provide notice to the Depositor, the Securities Administrator and the Indenture Trustee upon Actual Knowledge by the Owner Trustee of a breach of the Issuer’s negative covenants set forth in Section 3.08 of the Indenture;

(iii) upon request of the Indenture Trustee, causing the preparation of an Officer’s Certificate (and executing the same on behalf of the Issuer) and the obtaining of the Opinion of Counsel with respect to any request by the Issuer to the Indenture Trustee to take any action under the Indenture (Sections 4.01 and 11.01 of the Indenture);

(iv) the compliance with any directive of the Indenture Trustee with respect to the sale of the Collateral in a commercially reasonable manner if an Event of Default shall have occurred and be continuing under the Indenture (Section 5.04 of the Indenture);

(v) upon request of the Securities Administrator, causing the preparation of an Issuer Request and Officer’s Certificate (and executing the same on behalf of the Issuer) and the obtaining of an Opinion of Counsel, if necessary, for the release of the Collateral, as defined in the Indenture (Section 8.04 of the Indenture); and

(vi) causing the preparation of Issuer Orders and Officer’s Certificates (and executing the same on behalf of the Issuer) and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and, if necessary, the mailing to the Noteholders of notices with respect to their consent to such supplemental indentures (Sections 9.01, 9.02 and 9.03 of the Indenture);

provided, however, that in performing such administrative actions the Owner Trustee shall be subject to the rights, privileges and indemnities otherwise available to it under this Agreement and the other Operative Agreements.

Section 5.03. Action Upon Instruction.

(a) Subject to this Article V and, in particular, Section 5.07 and in accordance with the terms of the Operative Agreements, a majority in interest of the Holders may by written instruction direct the Owner Trustee in the management of the Trust, but only to the extent consistent with the limited purpose of the Trust. Such direction may be exercised at any time by written instruction of the Holders pursuant to this Article V.

(b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Operative Agreement if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Operative Agreement or is otherwise contrary to law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Operative Agreement, or in the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may promptly give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of a majority of the Percentage Interest of the Holders of the Ownership Certificates, except as provided in Section 5.06, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such reasonably shorter period of time as may be specified in such notice or as reasonably may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or any other Operative Agreement, as it shall deem to be in the best interests of the Holders, and the Owner Trustee shall have no liability to any Person for such action or inaction.

Section 5.04. No Duties Except as Specified under Specified Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, and (ii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to this Agreement; and no implied duties or obligations shall be read into this Agreement or any Operative Agreement against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to the Trust or to prepare or file any Securities and Exchange Commission filing for the Trust (including but not limited to Section 13 and 15(d) of the Securities Exchange Act of 1934 and as may be required by the Sarbanes Oxley Act of 2002) or to record this Agreement or any Operative Agreement or to prepare or file any tax return for the Trust. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against the Bank that are not related to the ownership or the administration of the Trust Estate.

Section 5.05. Restrictions.

(a) The Owner Trustee shall not take any action (x) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (y) that, to the Actual Knowledge of the Owner Trustee, would result in the Trust becoming taxable as a corporation for federal income tax purposes. The Holders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 5.05.

(b) The Owner Trustee shall not, except as provided herein and as provided in the Granting Clause of the Indenture, convey or transfer any of the Trust’s properties or assets, including those included in the Trust Estate, to any person unless (x) it shall have received an Opinion of Counsel to the effect that such transaction will not have any material adverse tax consequence to the Trust or any Holder and (y) such conveyance or transfer shall not violate the provisions of the Indenture or the Sale and Servicing Agreement.

Section 5.06. Prior Notice to Holders with Respect to Certain Matters; Separateness Covenants. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action (which time may be waived by Holders holding 100% of the Percentage Interests in the Ownership Certificates), the Owner Trustee shall have notified the Holders in writing of the proposed action and the Holders holding in aggregate a 100% Percentage Interest in the Ownership Certificates shall have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Holders have consented to such action or provided alternative direction:

(a) The initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owing under the Collateral) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owing under the Collateral);

(b) The election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware Trust Statute);

(c) The amendment of the Indenture by a supplemental indenture or of this Agreement or any other Operative Agreement in circumstances where the consent of any Noteholder is required;

(d) The amendment or other change of the Indenture by a supplemental indenture or of this Agreement, any Yield Maintenance Agreement, the Auction Swap Agreement or any other Operative Agreement in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Holders;

(e) The amendment of the Sale and Servicing Agreement in circumstances where the consent of any Securityholder is required;

(f) The amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially and adversely affect the interests of the Holders;

(g) The appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Agreement, as applicable;

(h) The consent to the calling or waiver of any default of any Operative Agreement;

(i) The consent to the assignment by the Indenture Trustee of its obligations under any Operative Agreement;

(j) Except as provided in Article VIII hereof, the dissolution, termination or liquidation of the Trust in whole or in part;

(k) The merger, conversion or consolidation of the Trust with or into any other entity, or conveyance or transfer of all or substantially all of the Trust’s assets to any other entity;

(l) The incurrence, assumption or guaranty by the Trust of any indebtedness other than as set forth in this Agreement or the Operative Agreements;

(m) The taking of any action which conflicts with any Operative Agreement or would make it impossible to carry on the ordinary business of the Trust or change the Trust’s purpose and powers set forth in this Agreement;

(n) The confession of a judgment against the Trust;

(o) The possession of the Trust assets, or assignment of the Trust’s right to property, for other than a Trust purpose; or

(p) The lending of funds by the Trust to any entity.

The Owner Trustee shall not be obligated to procure any required written consent of the Noteholders to any such action and to the extent such consent is required and is not provided to the Owner Trustee, the Owner Trustee shall be under no obligation to take, or refrain from taking, any such action with respect to such matters.

In addition, the Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall neither incur any indebtedness nor pay the indebtedness, operating expenses and liabilities of any other entity nor guarantee nor become obligated for the debts of any other person. Except as expressly set forth herein, the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office and bank accounts separate from the offices and bank accounts of the Depositor or any of its Affiliates. The Trust shall not engage in any business activity in which it is not currently engaged other than as contemplated by the Operative Agreements and related documentation. The Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset other than as contemplated by the Operative Agreements and related documentation. Other than as contemplated by the Operative Agreements and related documentation, the Trust shall not follow the directions or instructions of the Depositor. The Trust shall hold itself out as a separate entity from the Depositor, the Certificateholders, and any of their Affiliates, conduct its own business in its own name and use stationery, invoices, checks or other business forms under its own name and not that of any Certificateholder, Affiliate, or other person. The Trust shall observe all formalities required under the Delaware Trust Statute. The Trust shall not hold out its credit as being available to satisfy the obligations of any other person or entity. The Trust shall not acquire the obligations or securities of its Affiliates or the Seller. Other than as contemplated by the Operative Agreements and related documentation, the Trust shall not pledge its assets for the benefit of any other person or entity. The Trust shall correct any known misunderstanding regarding its separate identity. The Trust shall not identify itself as a division of any other person or entity. The Trust shall maintain adequate capital in light of its contemplated business operations. The Trust shall conduct business with its Affiliates on an arm’s-length basis.

For accounting purposes, the Trust shall be treated as an entity separate and distinct from the Holders. The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto. This Agreement is and shall be the only agreement among the parties thereto with respect to the creation, operation and termination of the Trust.

Section 5.07. Action by Certificateholders with Respect to Certain Matters. (a) The Owner Trustee shall not have the power, except upon the written direction of Holders holding in the aggregate a 100% Percentage Interest in the Ownership Certificates, to (i) remove the Securities Administrator under the Administration Agreement pursuant to Section 9 thereof, (ii) appoint a successor Securities Administrator pursuant to Section 9 of the Administration Agreement, (iii) remove or replace the Indenture Trustee, (iv) institute a bankruptcy against the Trust, or (v) except as expressly provided in the Indenture, to sell the Collateral after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed and authorized by Holders holding in the aggregate a 100% Percentage Interest in the Ownership Certificates. So long as the Indenture remains in effect, to the extent permitted by applicable law, the Holders shall have no power to commence, and shall not commence, any bankruptcy with respect to the Trust or direct the Owner Trustee to commence any bankruptcy with respect to the Trust.

(b) Upon the written request of any Certificateholder (a “Proposer”), the Owner Trustee shall distribute promptly to all Certificateholders any request for action or consent of Certificateholders submitted by such Proposer, with a copy to the Securities Administrator. The Owner Trustee shall provide a reasonable method for collecting responses to such request and shall tabulate and report the results thereof to the Certificateholders and the Securities Administrator. The Owner Trustee shall have no responsibility or duty to determine if any such proposed action or consent is permitted under the terms of this Agreement or applicable law. The Proposer shall pay all reasonable expenses incurred by the Owner Trustee under this Section 5.07.

Section 5.08. Action by the Holders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence or consent to a bankruptcy relating to the Trust without the unanimous approval of the Holders and the delivery to the Owner Trustee by each such Holder of a certificate certifying that such Holder reasonably believes that the Trust is insolvent. This paragraph shall survive for one year and one day following termination of this Agreement. So long as the Indenture remains in effect, the Holders shall not have the power to institute, and shall not institute, any bankruptcy with respect to the Trust or direct the Owner Trustee to take such action.

Section 5.09. Restrictions on the Holders’ Power. The Holders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Operative Agreements or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given. The Holders shall not guarantee any obligations of the Trust.

Section 5.10. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Ownership Certificates evidencing not less than a majority of the outstanding Percentage Interests of the Ownership Certificates. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Ownership Certificates evidencing not less than a majority of the outstanding Percentage Interests of the Ownership Certificates at the time of the delivery of such notice.

ARTICLE VI
CONCERNING THE OWNER TRUSTEE

Section 6.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any other Operative Agreements under any circumstances, except (i) for its own willful misconduct, gross negligence or bad faith, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.04, (iii) for liabilities arising from the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 5.04, or (iv) for taxes, fees or other charges based on or measured by any fees, commissions or compensation received by the Bank in connection with any of the transactions contemplated by this Agreement, any other Operative Agreements or the Notes. In particular, but not by way of limitation:

(a) The Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

(b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with the instructions of the Holders;

(c) No provision of this Agreement shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of the Owner Trustee’s rights or powers hereunder or under any other Operative Agreements if the Bank shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d) Under no circumstance shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Operative Agreements, including the principal of and interest on the Notes;

(e) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by the Depositor, the Securities Administrator, the Master Servicer, the Indenture Trustee, any Officer or the Certificate Paying Agent or Certificate Registrar under this Agreement or any other Operative Agreement or otherwise and the Owner Trustee shall not be obligated to perform or monitor the performance of any obligations or duties under this Agreement or the other Operative Agreements which are to be performed by the Certificate Paying Agent or Certificate Registrar under this Agreement, the Securities Administrator or the Depositor under the Administration Agreement, the Indenture Trustee under the Indenture or by any other Person under any of the Operative Agreements; and

(f) The Owner Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Operative Agreements, other than the certificate of authentication on the Ownership Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder, the Depositor or to the Holders, other than as expressly provided for herein.

Section 6.02. Furnishing of Documents. The Owner Trustee will furnish to the Securities Administrator (for distribution to the Holders), promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the Operative Agreements unless the Securities Administrator shall have already received the same.

Section 6.03. Books and Records. The Owner Trustee shall keep or cause to be kept proper books of record and account of all the transactions under this Agreement, including a record of the name and address of the Holders. The Owner Trustee shall be deemed to have complied with this Section 6.03 by the appointment of the Securities Administrator and the Certificate Paying Agent to perform the duties hereunder.

Section 6.04. Representations and Warranties.

(a) The Bank represents and warrants to the Depositor and the Holders, as follows:

(i) the Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of [     ] and has the power and authority to execute, deliver and perform its obligations under this Agreement and (assuming due authorization, execution and delivery of this Agreement by the Depositor and the Securities Administrator), has the power and authority as Owner Trustee to execute and deliver the Operative Agreements and to perform its obligations thereunder and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Bank or the Owner Trustee, as the case may be, enforceable against the Bank or the Owner Trustee, as the case may be, in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(ii) the Bank has no reason to believe that anyone authorized to act on its behalf has offered any interest in and to the Trust for sale to, or solicited any offer to acquire any of the same from, anyone;

(iii) the execution, delivery and performance by the Bank, either in its individual capacity or as Owner Trustee, as the case may be, of the Operative Agreements will not result in any violation of, or be in any conflict with, or constitute a default under any of the provisions of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, judgment, order or other agreement to which the Bank is a party or by which it or any of its properties is bound;

(iv) the execution and delivery by the Bank of this Agreement, and the performance of its duties as Owner Trustee hereunder, do not require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency of the State of Delaware (except as may be required by the Delaware securities laws or the Delaware Trust Statute or as may be required to enforce the lien of the Indenture); and

(v) there are no pending or, to the best of its knowledge, threatened actions or proceedings against the Bank before any court, administrative agency or tribunal which, if determined adversely to it, would materially and adversely affect its ability, either in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under this Agreement or the Operative Agreements.

(b) [     ], as Securities Administrator, hereby represents and warrants to the Depositor and the Holders, that:

(i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States, and has the power and authority to execute, deliver and perform its obligations under this Agreement and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Securities Administrator, enforceable against the Securities Administrator in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(ii) it has taken all action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf; and

(iii) neither the execution nor the delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal, governmental rule or regulation governing the banking or trust powers of the Securities Administrator or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

Section 6.05. Reliance; Advice of Counsel.

(a) Except as provided in Section 6.01, the Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate or partnership entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president (or the general partner, in the case of a partnership) and by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In its exercise or administration of the trusts and powers hereunder and in the performance of its duties and obligations under this Agreement, including its obligations under Section 5.02(b), or the other Operative Agreements, the Owner Trustee may employ agents and attorneys and enter into agreements (including the Administration Agreement) with any of them, and the Owner Trustee shall not be answerable for the default or misconduct of any such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care. If, and to the extent, the Holders shall have failed to reimburse the Owner Trustee for all reasonable expenses and indemnities incurred pursuant to this Section 6.05(b), as provided in Sections 7.01 and 7.02, the Owner Trustee may seek reimbursement therefor from the Trust Estate.

(c) In the administration of the trusts and performance of its duties hereunder, the Owner Trustee may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the reasonable advice or opinion of any such counsel, accountants or other skilled Persons. If, and to the extent, the Holders shall have failed to reimburse the Owner Trustee for all reasonable expenses and indemnities incurred pursuant to this Section 6.05(c), as provided in Sections 7.01 and 7.02, the Owner Trustee may seek reimbursement therefor from the Trust Estate.

Section 6.06. Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Owner Trustee by reason of the transactions contemplated by the Operative Agreements shall look only to the Trust Estate for payment or satisfaction thereof.

Section 6.07. Owner Trustee Not Liable for Ownership Certificates or Collateral. The recitals contained herein and in the Ownership Certificates (other than the signature and authentication of the Owner Trustee on the Ownership Certificates) shall not be taken as the statements of the Owner Trustee, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Operative Agreement or of the Ownership Certificates (other than the signature and authentication of the Owner Trustee on the Ownership Certificates) or the Notes, or of any Collateral or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Collateral, or the perfection and priority of any security interest created by any Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Collateral; the existence and enforceability of any insurance thereon; the existence and contents of any Collateral on any computer or other record thereof; the validity of the assignment of any Collateral to the Trust or of any intervening assignment; the completeness of any Collateral; the performance or enforcement of any Collateral; the compliance by the Depositor with any warranty or representation made under any Operative Agreements or in any related document or the accuracy of any such warranty or representation or any action of the Securities Administrator or the Indenture Trustee taken in the name of the Owner Trustee.

Section 6.08. Owner Trustee May Own Ownership Certificates and Notes. The Owner Trustee in its individual capacity may become the Holder or the owner or pledgee of Notes and may deal with the Depositor, the Securities Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

Section 6.09. Licenses. The Depositor shall exercise its best efforts to cause the Trust to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the other Operative Agreements and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof. It shall be the duty of the Owner Trustee to cooperate with the Depositor with respect to such matters. Such obligation of the Depositor shall not be duplicative of any obligations of the Securities Administrator or the Indenture Trustee under the Administration Agreement or the Indenture.

Section 6.10. Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, neither the Bank nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Bank or the Owner Trustee; or (iii) subject the Bank or the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Bank or the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Trust) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) or (iii) of the preceding sentence. In the event that such counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee will appoint a co-trustee pursuant to Section 9.05 hereof to proceed with such action.

Section 6.11. Reporting Requirements of the Commission.The Depositor, the Securities Administrator and the Owner Trustee acknowledge and agree that the purpose of this Section 6.11 is to facilitate compliance by the Depositor with the provisions of Regulation AB. Neither the Depositor nor the Securities Administrator shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Depositor’s compliance with Regulation AB. The Owner Trustee agrees to cooperate in good faith with any reasonable request made by the Depositor or the Securities Administrator for information regarding the Owner Trustee which is required in order to enable the Depositor to comply with the provisions of Regulation AB, including, without limitation, Items 1109(a), 1109(b), 1117 and 1119(a) and (b) of Regulation AB as it relates to the Owner Trustee or to the Owner Trustee’s obligations under this Trust Agreement.

(b) For so long as the Depositor is required to file reports with respect to the Notes under Regulation AB, the Owner Trustee shall, as promptly as practicable, notify the Depositor and the Securities Administrator, in writing, of: (i) the commencement of or, if applicable, the termination of, any and all legal proceedings pending against the Owner Trustee or any and all proceedings of which any property of the Owner Trustee is the subject, that is material to Securityholders; and (ii) any such proceedings known to be contemplated by governmental authorities. The Owner Trustee shall also notify the Depositor and the Securities Administrator in writing, as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any material changes to proceedings described in the preceding sentence. In addition, the Owner Trustee shall furnish to the Depositor and the Securities Administrator, in writing, the necessary disclosure regarding the Owner Trustee describing such proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed by or on behalf of the Depositor with the Commission.

For so long as the Notes are outstanding and the Depositor is required to report under Regulation AB with respect to the Notes, the Owner Trustee shall, no later than January 31st of each calendar year, provide to the Depositor and the Securities Administrator such information regarding the Owner Trustee as is required for the purpose of compliance with Items 1109(a), 1109(b), 1119(a) and 1119(b) of Regulation AB; and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any changes to such information, provide to the Depositor and the Securities Administrator, in writing, such updated information. Such information shall include, at a minimum:

(A) the Owner Trustee’s name and form of organization;

(B) a description of the extent to which the Owner Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving mortgage backed securities; and

(C) a description of any affiliation between the Owner Trustee and any of the parties identified in Exhibit E.

In addition, the Owner Trustee shall provide a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding between the Owner Trustee and any of the parties identified in Exhibit E that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from this transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.

With respect to the information required to be provided under this Section 6.11(b), the Owner Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Owner Trustee to the Depositor. In connection with each report on Form 10-K with respect to the Notes and each report on Form 10-D with respect to the Notes filed by or on behalf of the Depositor, the Owner Trustee shall be deemed to represent and warrant, as of March 15th for the report on Form 10-K and as of the related Payment Date for the report on Form 10-D, that any information previously provided by the Owner Trustee under this Section 6.11 is materially correct and does not contain any material omissions unless the Owner Trustee has provided an update to such information.

ARTICLE VII
INDEMNIFICATION AND COMPENSATION

Section 7.01. Trust Expenses. The Initial Holder shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee in connection therewith. The Owner Trustee shall be reimbursed from amounts on deposit in the Collection Account in accordance with Section 8.05 of the Sale and Servicing Agreement for the reasonable expenses of the Owner Trustee hereunder (other than the annual fees paid pursuant to Section 7.03), including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties under the Operative Agreements.

Section 7.02. Indemnification. [Thornburg Mortgage, Inc.] agrees to assume liability for, and indemnify the Bank and its successors, assigns, agents and servants, against and from, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may be imposed on, incurred by or asserted at any time against the Bank (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, any Operative Agreement, the Collateral, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that [Thornburg Mortgage, Inc.] shall not be required to indemnify the Bank for Expenses arising or resulting from any of the matters described in clauses (i) through (iv) of the third sentence of Section 6.01; provided, however, the Bank agrees not to seek indemnification from [Thornburg Mortgage, Inc.] for matters for which the Bank is indemnified pursuant to the Sale and Servicing Agreement until sixty (60) days after request for indemnification has been made by the Bank to the appropriate party thereunder and adequate funds have not been received by the Bank from the appropriate party in connection therewith. The Bank agrees that to the extent funds are received under the Sale and Servicing Agreement with respect to an indemnification claim for which the Bank has also received funds from [Thornburg Mortgage, Inc.], the Bank shall refund to [Thornburg Mortgage, Inc.] funds equal to such amount received under the Sale and Servicing Agreement. The indemnities contained in this Section 7.02 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of [Thornburg Mortgage, Inc.], which approval shall not be unreasonably withheld.

Section 7.03. Compensation. The Bank shall receive as compensation for its services hereunder as Owner Trustee such fees as are agreed by the Owner Trustee and [Thornburg Mortgage Home Loans, Inc.] from the Master Servicer pursuant to the terms of a separate fee agreement.

Section 7.04. Lien on Trust Estate. The Bank shall have a lien on the Trust Estate for any compensation or indemnity due hereunder, such lien to be subject only to prior liens of the Indenture. The Bank shall not bring any proceedings to foreclose on such lien if and to the extent the Trust Estate is subject to the lien of the Indenture. Any amount paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be part of the Trust Estate immediately after such payment.

ARTICLE VIII

TERMINATION OF AGREEMENT

Section 8.01. Termination of Agreement.

(a) This Agreement (other than Sections 7.01, 7.02 and 7.04) shall terminate and the trusts created hereby shall dissolve and terminate and the Trust Estate shall, subject to the Indenture and Sections 4.01 and 7.04 of this Agreement and Section 3808 of the Delaware Trust Statute, be distributed to the Holders pro rata based on their Percentage Interests in the Ownership Certificates, and this Agreement shall be of no further force or effect, upon the earlier of (i) the full payment of principal and interest due on all Classes of the Notes; and (ii) the sale or other final disposition by the Indenture Trustee or the Owner Trustee, as the case may be, of all the Trust Estate and the final distribution by the Securities Administrator or the Owner Trustee, as the case may be, of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Section 4.02. The bankruptcy, liquidation or dissolution of any Holder shall not operate to terminate this Agreement, nor entitle such Holder’s legal representatives to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Except as provided in Section 8.01(a), neither the Depositor nor the Holders shall be entitled to revoke or terminate the Trust established hereunder prior to payment in full of the Notes.

(c) Notice of any termination of the Trust, specifying the Payment Date upon which the Holders shall surrender their Ownership Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to the Holders and the Rating Agencies mailed within five Business Days of receipt of notice of the final payment on the Notes pursuant to the Sale and Servicing Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Ownership Certificates shall be made upon presentation and surrender of the Ownership Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Ownership Certificates at the office of the Certificate Paying Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to the Holders. Upon presentation and surrender of the Ownership Certificates, the Certificate Paying Agent shall cause to be distributed to the Holders pro rata based on their Percentage Interests in the Ownership Certificates amounts distributable on such Payment Date pursuant to [Section 5.01(a)[   ]] of the Sale and Servicing Agreement.

In the event that all of the Holders shall not surrender their Ownership Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Paying Agent shall give a second written notice to the remaining Holders to surrender their Ownership Certificates for cancellation and receive the final distribution with respect thereto. Subject to applicable laws with respect to escheat of funds, if within one year following the Payment Date on which final payment of the Ownership Certificates was to have been made pursuant to the Section 4.05 and [Section 5.01(a)[   ]] of the Sale and Servicing Agreement, all the Ownership Certificates shall not have been surrendered for cancellation, the Certificate Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Holders concerning surrender of their Ownership Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Certificate Distribution Account after exhaustion of such remedies shall be distributed by the Certificate Paying Agent to the Trust and thereafter the Holders of the non-cancelled Ownership Certificates shall look only to the Trust for payment on a pro rata basis.

(d) Upon the winding up of the Trust and its termination, and written notice thereof by the Certificate Paying Agent to the Owner Trustee, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Trust Statute.

ARTICLE IX
SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Delaware Trust Statute; authorized to exercise corporate powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities; and having (or having a parent which has) a short-term debt rating of at least “A-1” or the equivalent by, or which is otherwise acceptable to, each Rating Agency. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

Section 9.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days’ prior written notice thereof to the Depositor and the Indenture Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Securities Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Rating Agencies.

Section 9.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Depositor and the Securities Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor, the Securities Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Securities Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Securities Administrator fails to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Securities Administrator.

Section 9.04. Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 9.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Collateral may at the time be located, and for the purpose of performing certain duties and obligations of the Owner Trustee with respect to the Trust and the Certificates under the Sale and Servicing Agreement, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

The Owner Trustee hereby appoints the Securities Administrator for the purpose of establishing and maintaining the Certificate Distribution Account and making investments and the distributions therefrom to the Persons entitled thereto pursuant to Section 4.02 of this Agreement.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

(a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to the separate trustees and co-trustees, as if given to each of them. Every instrument appointing any separate trustee or co-trustee, other than this Agreement, shall refer to this Agreement and to the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of appointment, shall be vested with the estates specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Securities Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its Agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE X
MISCELLANEOUS

Section 10.01. Supplements and Amendments. This Agreement may be amended by the Depositor, the Securities Administrator and the Owner Trustee, with the consent of the Holders and with prior written notice to the Rating Agencies, but without the consent of any of the Noteholders or the Indenture Trustee, to (a) cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Holders or (b) to comply with Regulation AB under Section 6.11 hereof; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or any Holder or adversely affect the tax status of the Trust. An amendment shall not be deemed to adversely affect in any material respect the interests of any Noteholder or any Holder and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to each Class of Notes. Notwithstanding the preceding sentence, an opinion shall be required with respect to tax matters as set forth in this paragraph. Notwithstanding the foregoing, neither an Opinion of Counsel nor any letters from any Rating Agency referred to above shall be required if such amendment is made pursuant to (b) above.

This Agreement may also be amended from time to time by the Depositor, the Securities Administrator and the Owner Trustee, with the prior written consent of the Rating Agencies and with the prior written consent of the Indenture Trustee, the Holders (as defined in the Indenture) of Notes evidencing more than 66⅔% of the Outstanding Balance (as defined in the Indenture) of the Notes, and the consent of Holders of 66⅔% of the Percentage Interest in the Ownership Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall, as evidenced by an Opinion of Counsel, adversely affect the tax status of the Trust; and provided, further, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or payments that shall be required to be made for the benefit of the Noteholders or the Holders or (b) reduce the aforesaid percentage of the Outstanding Balance of the Notes and the Percentage Interests of Holders of the Ownership Certificates required to consent to or to waive the requirement for the Holders to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Notes and Ownership Certificates, respectively.

Notwithstanding the foregoing, no provision of Sections 2.03 or 5.06 hereof may be amended in any manner unless (i) 100% of the Outstanding Balance of the Noteholders have consented in writing thereto, (ii) the Rating Agencies have consented in writing thereto or (iii) the Notes have been paid in full and the Indenture has been discharged.

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Holders, the Indenture Trustee and the Rating Agencies.

It shall not be necessary for the consent of the Holders, the Noteholders or the Indenture Trustee pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Holders provided for in this Agreement or in any other Operative Agreement) and of evidencing the authorization of the execution thereof by the Holders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee and the Securities Administrator shall be entitled to receive and rely upon an Opinion of Counsel, at the expense of the Trust, stating that the execution of such amendment is authorized or permitted by this Agreement. Neither the Owner Trustee nor the Securities Administrator shall be obligated to enter into any such amendment which affects the Owner Trustee’s or Securities Administrator’s own rights, duties or immunities under this Agreement or otherwise.

Section 10.02. No Legal Title to Trust Estate in Holders. The Holders shall not have legal title to any part of the Trust Estate and shall only be entitled to receive distributions pursuant to Section 4.02 once all amounts then owing with respect to the Notes have been paid in accordance with the Indenture. No transfer, by operation of law of any right, title and interest of the Holders in and to its undivided beneficial interest in the Trust Estate or hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 10.03. Pledge of Collateral by Owner Trustee is Binding. The pledge of the Collateral to the Indenture Trustee by the Trust made under the Indenture and pursuant to the terms of this Agreement shall bind the Holders and shall be effective to transfer or convey the rights of the Trust and the Holders in and to such Collateral to the extent set forth in the Indenture. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Owner Trustee.

Section 10.04. Limitations on Rights of Others. Nothing in this Agreement, whether express or implied (except for Section 7.04), shall be construed to give to any Person other than the Owner Trustee and the Holders any legal or equitable right in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand, by courier or mailed by certified mail, postage prepaid, (a) if to the Owner Trustee or the Trust, addressed to it at the Corporate Trust Office of the Owner Trustee or to such other address as the Owner Trustee may have set forth in a written notice to the Holders addressed to them at the addresses set forth for such Certificateholders in the Certificate Register and to the Depositor; (b) if to the Securities Administrator, addressed to it at the Corporate Trust Office of the Securities Administrator located at [     ]; and (c) if to the Certificate Registrar, addressed to it at the Corporate Trust office of the Certificate Registrar; and (d) if to the Depositor, addressed to it at Thornburg Mortgage Securities Corporation, 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, Attention: [     ] (telecopy number (505) 467-5215). Whenever any notice in writing is required to be given by the Owner Trustee or the Securities Administrator, such notice shall be deemed given and such requirement satisfied if such notice is mailed by certified mail, postage prepaid, addressed as provided above.

Section 10.06. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.08. Successors and Assigns. All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Depositor and each Holder and its respective successors, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Holder shall bind the successors of such Holder.

Section 10.09. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.10. Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

Section 10.11. No Petition.

(a) The Owner Trustee and the Securities Administrator, by entering into this Agreement, the Holders, by accepting the Ownership Certificates, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Ownership Certificates, the Notes, this Agreement or any of the other Operative Agreements.

(b) The Depositor shall not be liable for the default or misconduct of the Securities Administrator, the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent under any of the Operative Agreements or otherwise and the Depositor shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Operative Agreements that are required to be performed by the Securities Administrator under the Administration Agreement or the Indenture Trustee under the Indenture.

Section 10.12. No Recourse. Each Holder by accepting any Ownership Certificates acknowledges that such Ownership Certificate represents a beneficial ownership interest in the Trust only and does not represent an interest in or an obligation of the Depositor, the Securities Administrator, the Owner Trustee, any co-trustee, the Bank or any Affiliate thereof (other than the Trust) and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Ownership Certificates or the other Operative Agreements.

ARTICLE XI
OFFICERS

Section 11.01. Appointment of Officers. The Trust may have one or more Officers who are hereby empowered to take and are responsible for performing all ministerial duties on behalf of the Trust pursuant to this Agreement and the other Operative Agreements, including, without limitation, the execution of Officers’ Certificates (as defined in the Indenture), Issuer Orders (as defined in the Indenture), Issuer Requests (as defined in the Indenture), the annual compliance report required under Section 3.09 of the Indenture, and any annual reports, documents and other reports which the Trust is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

Section 11.02. Officers to Provide Information to the Owner Trustee. It shall be the duty of each Officer to keep the Owner Trustee reasonably and promptly informed as to material events relating to the Trust, including, without limitation, all claims pending or threatened against the Trust, the purchase and sale of any material portion of the Trust Estate and the execution by such Officer on behalf of the Trust of any material agreements or instruments.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

THORNBURG MORTGAGE SECURITIES CORPORATION, as Depositor

By:  ________________________________
Name:
Title:

[     ],
not in its individual capacity but solely as
Owner Trustee

By:  ________________________________
Name:
Title:

[     ],
not in its individual capacity but solely as Securities Administrator

By:  ________________________________
Name:
Title:

Acknowledged and Agreed, solely
for purposes of Section 7.02:

THORNBURG MORTGAGE, INC.

By:  __________________________________
Name:
Title:

EXHIBIT A

[FORM OF OWNERSHIP CERTIFICATES]

[Face]

THIS OWNERSHIP CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS OWNERSHIP CERTIFICATE MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF ONLY TO (A) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE ACT, IN A TRANSACTION THAT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT PURSUANT TO RULE 144A OR (B) AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE ACT THAT IS ACQUIRING THE OWNERSHIP CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE ACT. NO PERSON IS OBLIGATED TO REGISTER THIS OWNERSHIP CERTIFICATE UNDER THE ACT OR ANY STATE SECURITIES LAWS.

NO TRANSFER OF THIS OWNERSHIP CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS OWNERSHIP CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN.

ANY SALE OR TRANSFER OF ANY BENEFICIAL OWNERSHIP INTEREST IN THIS OWNERSHIP CERTIFICATE MAY ONLY BE EFFECTUATED IF (I) THE TRANSFEREE DELIVERS TO THE OWNER TRUSTEE, THE INDENTURE TRUSTEE AND THE CERTIFICATE REGISTRAR AN OPINION OF COUNSEL THAT THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH OWNERSHIP CERTIFICATE WILL NOT RESULT IN THE TRUST BECOMING SUBJECT TO TAX FOR FEDERAL INCOME TAX PURPOSES OR (II) SUCH SALE OR TRANSFER IS IN CONJUNCTION WITH A SIMULTANEOUS SALE OR TRANSFER OF AN EQUAL PERCENTAGE INTEREST IN ALL CLASSES OF THE PRIVATELY OFFERED NOTES THEN OUTSTANDING.

THIS OWNERSHIP CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE SECURITIES ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST AGREEMENT OR THE OTHER OPERATIVE AGREEMENTS.

THIS OWNERSHIP CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE SALE AND SERVICING AGREEMENT REFERRED TO HEREIN.

THORNBURG MORTGAGE SECURITIES TRUST [     ]

Certificate No. _________	Percentage Interest: ___%

First Payment Date: [ ]	CUSIP: _____________

Evidencing a fractional undivided beneficial ownership interest in the Trust, the property of which consists primarily of the Collateral in Thornburg Mortgage Securities Trust [     ] (the “Trust”), a Delaware statutory trust formed by Thornburg Mortgage Securities Corporation, a Delaware limited liability company, as Depositor (the “Depositor”), pursuant to the Agreement referred to below.

This certifies that [insert name of Holder] is the registered owner of the Percentage Interest in the Ownership Certificates referred to above.

The Trust was created pursuant to a trust agreement, dated as of [     ], as amended and restated by that amended and restated trust agreement dated [     ] (as amended and supplemented from time to time, the “Agreement” or “Trust Agreement”), among the Depositor, [     ], as owner trustee (the “Owner Trustee”, which term includes any successor entity under the Agreement) and [     ] (“[     ]”), as securities administrator (in such capacity, the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereinafter and a Certificate of Trust filed with the Secretary of State of the State of Delaware on [     ]. This Ownership Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Ownership Certificate by virtue of the acceptance hereof assents and by which such Holder is bound, as described in the Sale and Servicing Agreement. Distributions on this Ownership Certificate shall be made by [     ] in its capacity of Certificate Paying Agent under the Agreement and as Securities Administrator under the Sale and Servicing Agreement referred to below.

This Ownership Certificate is one of a duly authorized issue of Ownership Certificates (herein called the “Ownership Certificates”) issued under the Agreement to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Owner Trustee and the Holders of the Ownership Certificates and the terms upon which the Ownership Certificates are executed and delivered. To the extent not otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement or the Sale and Servicing Agreement, dated as of [     ] (as amended and supplemented from time to time, the “Sale and Servicing Agreement”), by and among the Trust, the Seller, the Initial Seller, the Depositor, the Master Servicer, the Securities Administrator and [     ], as Indenture Trustee (the “Indenture Trustee”). The rights of the Holders of the Ownership Certificates are subordinated to the rights of the Holders of the Notes as set forth in the Indenture, dated as of [     ] (the “Indenture”), among the Trust, the Indenture Trustee and the Securities Administrator.

There will be distributed on the [     ]th day of each month or, if such [     ]th day is not a Business Day, the next Business Day (each, a “Payment Date”), commencing in [     ], to the Person in whose name this Ownership Certificate is registered at the close of business on the last Business Day of the month preceding the month of such Payment Date (the “Record Date”), such Certificateholder’s Percentage Interest (as shown in the face of this Ownership Certificate) in the amount to be distributed to Certificateholders on such Payment Date, all as described in the Sale and Servicing Agreement.

The Certificateholder, by its acceptance of this Ownership Certificate, agrees that it will look solely to the funds on deposit in the Certificate Distribution Account that have been released from the lien of the Indenture for payment hereunder and that none of the Owner Trustee, the Securities Administrator, or the Certificate Paying Agent in their individual capacities or the Depositor is personally liable to the Certificateholders for any amount payable under this Ownership Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

The Holder of this Ownership Certificate acknowledges and agrees that its rights to receive distributions in respect of this Ownership Certificate are subordinated to the rights of the Noteholders as described in the Indenture.

The Depositor and each Certificateholder, by acceptance of an Ownership Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Ownership Certificates for federal, state and local income tax purposes as an equity interest in the Trust.

Each Certificateholder, by its acceptance of an Ownership Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Ownership Certificates, the Notes, the Agreement or any other of the Operative Agreements.

Distributions on this Ownership Certificate will be made as provided in the Agreement by the Certificate Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Ownership Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Ownership Certificate will be made after due notice by the Certificate Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Ownership Certificate at the office or agency maintained by the Certificate Registrar for that purpose by the Trust.

Reference is hereby made to the further provisions of this Ownership Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, or an authenticating agent by manual signature, this Ownership Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

THIS OWNERSHIP CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Ownership Certificate to be duly executed.

THORNBURG MORTGAGE SECURITIES TRUST [     ]
By: [     ], not in its individual capacity but solely as Owner Trustee

By:  ___________________________________
Authorized Signatory

Dated: __________

CERTIFICATE OF AUTHENTICATION

This is the Ownership Certificate referred to in the within-mentioned Trust Agreement.

[     ], not in its individual capacity but solely as Certificate Registrar

By:  ___________________________________
Authorized Signatory

Dated: __________

[REVERSE OF OWNERSHIP CERTIFICATE]

The Ownership Certificates do not represent an obligation of, or an interest in, the Depositor, the Indenture Trustee, the Owner Trustee, the Securities Administrator, the Bank or any Affiliates of any of them and no recourse may be had against any such parties or their assets, except as expressly set forth or contemplated herein or in the Agreement or the other Operative Agreements. In addition, this Ownership Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Collateral, all as more specifically set forth herein. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

The Agreement permits the amendment thereof as specified below, provided that any amendment be accompanied by an Opinion of Counsel to the effect that such amendment complies with the provisions of the Agreement and would not cause the Trust to be subject to an entity level tax. If the purpose of the amendment is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered or to comply with the requirements of Regulation AB, it shall not be necessary to obtain the consent of any Noteholder or the Indenture Trustee. If the purpose of the amendment is to add or eliminate or change any provision of the Agreement, other than as specified in the preceding sentence, the amendment shall require the consent of the Holders of 66⅔% of the Percentage Interest in the Ownership Certificates, the consent of Noteholders evidencing more than 66⅔% of the Outstanding Balance of the Notes and the Indenture Trustee; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the time of, payments received that are required to be distributed to any Certificateholder or Noteholder, or (ii) reduce the aforesaid percentage of Certificateholders and Noteholders which are required to consent to any such amendment, in the case of either clause (i) or (ii), without the consent of the holders of all the outstanding Notes and Certificates, as applicable.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Ownership Certificate is registerable in the Certificate Register upon surrender of this Ownership Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trust, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Ownership Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Agreement is the Securities Administrator.

The Ownership Certificates are issuable only in a minimum Percentage Interest of 10% and multiples of one (1%) in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, Ownership Certificates are exchangeable for new Ownership Certificates evidencing in the aggregate the Percentage Interest of the Ownership Certificate surrendered in the exchange, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith or any expense incurred thereby.

The Owner Trustee, the Certificate Paying Agent, the Securities Administrator, the Certificate Registrar and any agent of the Owner Trustee, the Certificate Paying Agent, the Securities Administrator and the Certificate Registrar may treat the Person in whose name this Ownership Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Paying Agent, the Securities Administrator, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.01 thereof and the termination of the Sale and Servicing Agreement.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Ownership Certificate, and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Ownership Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

________________________________________*/
Signature Guaranteed:

________________________________________*/

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Ownership Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Paying Agent:

Distribution shall be made by wire transfer in immediately available funds __________________ to for the account of ______________________________, account number _______________, or, if mailed by check, to _________________________________.

Applicable statements should be mailed to __________________________________.

___________________________________
Signature of assignee or agent
(for authorization of wire transfer only)

EXHIBIT B

FORM OF CERTIFICATE OF TRUST
OF
THORNBURG MORTGAGE SECURITIES TRUST [     ]

This Certificate of Trust of Thornburg Mortgage Securities Trust [     ] (the “Trust”) is being duly executed and filed by the undersigned, as owner trustee, to form a statutory trust under the Delaware Statutory Trust Act, 12 Del. C.§§ 3801 et seq. (the “Act”).

1. Name. The name of the statutory trust formed hereby is Thornburg Mortgage Securities Trust [     ].

2. Delaware Trustee. The name and the business address of the trustee of the Trust with a principal place of business in the State of Delaware and County of [     ] is [     ], [ADDRESS].

3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the owner trustee of the Trust, has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

[     ],
as Owner Trustee

By:  ______________________________
Name:
Title:

B-1

EXHIBIT C-1

FORM OF RULE 144A INVESTMENT LETTER

__________________
Date

[     ]
    as Certificate Registrar and Securities Administrator
[     ]

[     ]
     as Owner Trustee
[     ]

Thornburg Mortgage Securities Corporation
      as Depositor
150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501
Attention: [     ]

Thornburg Mortgage Securities Trust [     ]
[     ]
Attention: Corporate Trust Department

Re:	Thornburg Mortgage Securities Trust [ ] Ownership Certificates

Ladies and Gentlemen:

In connection with our acquisition of Thornburg Mortgage Securities Trust [     ] Ownership Certificates (the “Certificates”), we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and is being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investment in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from Thornburg Mortgage Securities Corporation (the “Depositor”) concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Certificates or any interest in the Certificates, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Certificates or any interest in the Certificates from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificates and (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”). We are aware that the sale to us is being made in reliance on Rule 144A.

C-1-1

We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and understand that such Certificates may be resold, pledged or transferred only (1) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (2) pursuant to another exemption from registration under the Act.

We hereby acknowledge that under the terms of the Amended and Restated Trust Agreement among Thornburg Mortgage Securities Corporation, as Depositor, [     ], as Owner Trustee, and [     ], as Securities Administrator, dated [     ], no transfer of the Certificates shall be permitted to be made to any person unless (i) except in the case of transfers of Certificates in conjunction with a simultaneous sale or transfer of an equal Percentage Interest in all classes of the Privately Offered Notes outstanding (and any sale or transfer of any beneficial ownership interest in the Privately Offered Notes may only be effectuated in conjunction with a simultaneous sale or transfer of an equal Percentage Interest in (x) all other classes of Privately Offered Notes then outstanding and (y) the Certificates) unless we or any prospective transferee furnishes to the Certificate Registrar an opinion of counsel concluding that the transfer will not cause the Trust to become subject to federal income tax as a corporation and (ii) only if the Certificate Registrar has received a certificate from such transferee in the form hereof. We also hereby acknowledge that, under the terms of the Trust Agreement, no transfer of less than a 10% Percentage Interest in the Certificates shall be permitted.

In addition, we hereby certify that we are not an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or to any substantially similar law, the trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan.

We hereby indemnify the Trust, the Owner Trustee, the Depositor, the Securities Administrator and the Certificate Registrar against any liability that may result to any of them if our transfer or other disposition of the Certificates (or any interest therein) is not exempt from the registration requirements of the Act and any applicable state securities laws or is not made in accordance with such federal and state laws, the provisions of this certificate or the applicable provisions of the Trust Agreement.

Very truly yours,

[Name of Transferee]

By:  ________________________________
Name:
Title:

C-1-2

ANNEX 1 TO EXHIBIT C-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $_____________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated units latest annual financial statements.

___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

______________________
[1]
Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless buyer is a dealer, and, in that case, buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

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___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ INVESTMENT ADVISOR. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts of H.R. 10 plans.

3. The term “Securities” as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities and Exchange Act of 1934.

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5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

____ Yes	____ No	Will the Buyer be purchasing the Rule 144A Securities only for the Buyer’s own account?
6. If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

__________________________________________
Print Name of Buyer

By:  _____________________________________________
Name:
Title:

Date: ____________________________________________

C-1-5

ANNEX 2 TO EXHIBIT C-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers That Are Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A investment representation to which this certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a family of investment companies (as defined below), is such an officer of the adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer’s family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer of the Buyer’s family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $__________ in securities (other that the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment advisor or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “Securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

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6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer’s purchase of Rule 144A securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

__________________________________________
PRINT NAME OF BUYER

BY:  _____________________________________________
NAME:
TITLE:

IF AN ADVISER:

___________________________________________
PRINT NAME OF BUYER

DATE:

C-1-7

EXHIBIT C-2

FORM OF INVESTMENT LETTER FOR ACCREDITED INVESTORS

______________________
Date

[     ]
as Certificate Registrar and Securities Administrator
[     ]

[     ]
      as Owner Trustee
[     ]

Thornburg Mortgage Securities Corporation
      as Depositor
150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501
Attention: [     ]

Thornburg Mortgage Securities Trust [     ]
[     ]
Attention: Corporate Trust Department

Re: Thornburg Mortgage Securities Trust [     ], Ownership Certificates

Ladies and Gentlemen:

________________________ (the “Purchaser”) intends to purchase from ________________ (the “Seller”), ownership certificates issued by Thornburg Mortgage Securities Trust [     ] (the “Certificates”), pursuant to the Amended and Restated Trust Agreement (the “Trust Agreement”), dated [     ], among Thornburg Mortgage Securities Corporation, as depositor (the “Depositor”), [     ], as securities administrator (the “Securities Administrator”) and [     ], as owner trustee (the “Owner Trustee”) evidencing a ___% Percentage Interest. All terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Securities Administrator and the Owner Trustee that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Trust Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

C-2-1

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor (or an entity all of the equity owners of which are substantial sophisticated institutional investors) having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated pursuant to the Act.

4. The Purchaser has been furnished with, and has had an opportunity to review a copy of the Trust Agreement and such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser’s decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser.

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificates, any interest in any Certificates or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificates, any interest in any Certificates or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificates, any interest in any Certificates or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificates under the Act, that would render the disposition of any Certificates a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Trust Agreement.

6. The purchaser acknowledges that under the terms of the Trust Agreement no transfer of the Certificates shall be permitted to be made to any person unless (i) except in the case of transfers of Certificates in conjunction with a simultaneous sale or transfer of an equal Percentage Interest in all classes of the Privately Offered Notes outstanding (and any sale or transfer of any beneficial ownership interest in the Privately Offered Notes may only be effectuated in conjunction with a simultaneous sale or transfer of an equal Percentage Interest in (x) all other classes of Privately Offered Notes then outstanding and (y) the Certificates) unless we or any prospective transferee furnishes to the Certificate Registrar an opinion of counsel concluding that the transfer will not cause the Trust to become subject to federal income tax as a corporation and (ii) only if the Certificate Registrar has received a certificate from such transferee in the form hereof. We also hereby acknowledge that, under the terms of the Trust Agreement, no transfer of less than a 10% Percentage Interest in the Certificates shall be permitted.

C-2-2

7. In addition, we hereby certify that we are not an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or to any substantially similar law, the trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan

We hereby indemnify the Trust, the Owner Trustee, the Depositor, the Securities Administrator and the Certificate Registrar against any liability that may result to any of them if our transfer or other disposition of the Certificates (or any interest therein) is not exempt from the registration requirements of the Act and any applicable state securities laws or is not made in accordance with such federal and state laws, the provisions of this certificate or the applicable provisions of the Trust Agreement.

Very truly yours,

______________________________________
[Name of Transferee]

By   ________________________________________
Name:
Title:

C-2-3

EXHIBIT D

OWNER TRUSTEE FEE LETTER AGREEMENT

[Retained on file at:

[     ]

D-1

EXHIBIT E

TRANSACTION PARTIES

Depositor	Thornburg Mortgage Securities Corporation

Indenture Trustee	[ ]

Owner Trustee	[ ]

Securities Administrator	[ ]

Certificate Registrar	[ ]

Master Servicer	[ ]

Custodian	[ ]

Yield Maintenance Counterparty	[ ]

Auction Swap Counterparty	[ ]

Auction Administrator	[ ]

Servicers	[ ], [ ] and various other servicers

Subservicer	[ ]

Originators	[ ], [ ], and various other banks, savings and loan associations and other mortgage lending institutions

Sponsor and Initial Seller	Thornburg Mortgage Home Loans, Inc.

Seller	[ ]

E-1